Exhibit 99.7

CHARTER OF THE
AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF NTL EUROPE, INC.
AS ADOPTED BY THE AUDIT COMMITTEE
ON JANUARY 10, 2003

I.	PURPOSE OF THE COMMITTEE

          The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of NTL Europe, Inc. (the “Corporation”) is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries, including, without limitation, (a) assisting the Board’s oversight of (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) appointment of the Corporation’s independent auditors, (iv) the Corporation’s independent auditors’ qualifications and independence, (v) the performance of the Corporation’s independent auditors and the Corporation’s internal audit function (including the resolution of disagreements between the Corporation’s independent auditors and management regarding financial reporting), and (vi) compensation of the Corporation’s independent auditors, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement.

II.	COMPOSITION OF THE COMMITTEE

          The Committee shall be comprised of two or more directors as determined by resolution of the Board. Each member of the Committee shall be “independent” and qualified to serve on the Committee pursuant to the requirements of the Sarbanes-Oxley Act of 2002, as codified and as it may be amended from time to time (the “Act”), and the rules and regulations promulgated by the SEC pursuant to the Act. Director’s fees (including any additional amounts paid to chairs of committees and to members of committees of the Board) are the only compensation a member of the Committee may receive from the Corporation.

          Membership on the Committee will not be extended to any director who is at such time serving on the audit committee of three or more public companies unless otherwise determined by resolution of the Board. A member of the

Committee who thereafter is serving on the audit committee of three or more public companies (in addition to the Committee) may be required to resign from the Committee after discussion and consideration by the independent directors.

          At least one member of the Committee must be a “financial expert”, as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act, as the Board interprets such requirement in its business judgment. If no member of the Committee is a “financial expert”, as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act, the Committee shall promptly inform the Board.

          The members of the Committee shall be nominated by the Board and elected annually to one-year terms by majority vote of the Board in accordance with the Corporate Governance Guidelines of the Corporation. The Board shall annually review the assignment of Committee members and shall consider the rotation of the chairperson and members of the Committee. Any vacancy on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy in accordance with the Corporate Governance Guidelines of the Corporation. No member of the Committee shall be removed except by majority vote of the Board.

III.	MEETINGS AND PROCEDURES OF THE COMMITTEE

          The Committee shall fix its own rules of procedure, which shall be consistent with the By-laws of the Corporation and this Charter. The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. Any member of the Committee may call a special meeting of the Committee. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the director of the Corporation’s internal auditing department or other person responsible for the internal audit function and (iii) the Corporation’s independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe should be discussed privately.

          A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

          The Committee may request that any directors, officers or employees of the Corporation, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

          The Committee shall maintain minutes of its meetings and records relating to those meetings which minutes shall be maintained with the books and records of the Corporation and provide copies of such minutes to the Board, including a description of all actions taken by the Committee at the meeting.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

          In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following are within the authority of the Committee:

               (a) Select, in its sole discretion (subject, if applicable, to stockholder ratification), the firm of independent auditors to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

               (b) Review and, in its sole discretion, approve in advance the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act, all permitted non-audit engagements and relationships between the Corporation and such auditors (which approval should be made after receiving input from the Corporation’s management). Approval of audit and permitted non-audit services may also be made by one or more members of the Committee as shall be designated by the Committee and the persons granting such approval shall report such approval to the Committee at the next scheduled meeting;

               (c) Review the performance of the Corporation’s independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject, if applicable, to stockholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

               (d) Obtain at least annually from the Corporation’s independent auditors and review a report describing:

(i) the independent auditors’ internal quality-control procedures;

(ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(iii) all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category), consistent with Independence Standards Board Standard 1;

          The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

               (e) Oversee the independence of the Corporation’s independent auditors by, among other things:

(i) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking, or recommending that the full Board take, appropriate action to satisfy itself of the auditors’ independence;

(ii) ensuring that the lead audit partner and reviewing audit partner responsible for the audit of the Corporation’s financials statements have not performed audit services for the Corporation for more than the previous five consecutive fiscal years of the Corporation;

(iii) ensuring that the chief executive officer, controller, chief financial officer, chief accounting officer or other person serving in an equivalent position of the Corporation, was not, within one year prior to the initiation of the audit, an employee of the independent auditor who participated in any capacity in the Corporation’s audit; and

(iv) considering whether there should be a regular rotation of the Corporation’s independent auditors;

               (f) Instruct the Corporation’s independent auditors that they are ultimately accountable to the Committee and the Board, as representatives of the stockholders of the Corporation, and that the Committee and the Board, as representatives of the stockholders of the Corporation, have the ultimate authority and responsibility for the selection, evaluation and, where appropriate, termination of the Corporation’s independent auditors (or to nominate the independent auditors to be proposed for stockholder approval in any proxy statement);

               (g) Review and accept, if appropriate, the annual audit plan of the Corporation’s independent auditors, including the scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan’s progress and results during the year;

               (h) Review the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s independent auditors;

               (i) Review with management, the Corporation’s independent auditors and, if appropriate, the director of the Corporation’s internal auditing department, the following:

(i) the Corporation’s annual audited financial statements and quarterly financial statements, and any amendments thereto, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and any major issues related thereto;

(ii) any registration statement or prospectus forming a part of a registration statement, and any amendments or supplements thereto, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and any major issues related thereto;

(iii) critical accounting policies and such other accounting policies of the Corporation as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, and any amendments thereto, including any financial reporting issues which could have a material impact on the Corporation’s financial statements;

(iv) major issues regarding accounting principles and financial statements presentations, including (A) any significant changes in the Corporation’s selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Corporation’s financial statements;

(v) all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;

(vi) all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

(vii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

               (j) Review with the chief executive officer and chief financial officer and independent auditors, periodically, the following:

(i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Corporation’s independent auditors;

(ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls; and

(iii) any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

               (k) Attempt to resolve all disagreements between the Corporation’s independent auditors and management regarding financial reporting;

               (l) Review on a regular basis with the Corporation’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

(i) any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

(ii) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and

(iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Corporation;

               (m) Confirm that the Corporation’s interim financial statements included in Quarterly Reports on Form 10-Q, and any amendments thereto, have been reviewed by the Corporation’s independent auditors;

               (n) Review:

(i) the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, staffing and supervision of the Corporation’s internal audit function, through inquiry and discussions with the Corporation’s independent auditors and management of the Corporation; and

(ii) the yearly report prepared by management, and attested to by the Corporation’s independent auditors, assessing the effectiveness of the Corporation’s internal control structure and procedures for financial reporting and stating management’s responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Corporation’s annual report;

               (o) Review with management the Corporation’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures, guidelines and codes of conduct;

               (p) Receive periodic reports from the Corporation’s independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

               (q) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditors, the Corporation’s internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

               (r) Review the Corporation’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance);

               (s) Establish clear hiring policies by the Corporation for employees or former employees of the Corporation’s independent auditors;

               (t) Discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation assess and manage the Corporation’s exposure to risk, as well as the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

               (u) Meet at least annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

               (v) Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement;

               (w) Review the Corporation’s policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation’s independent auditors;

               (x) Review the Corporation’s program to monitor compliance with the Corporation’s Code of Business Conduct and Ethics, and meet periodically with the Corporation’s Compliance Officer to discuss compliance with the Code of Business Conduct and Ethics; the Committee must approve all waivers of the Corporation’s Code of Business Conduct and Ethics for directors and executive officers of the Corporation and must promptly disclose the existence and terms of such waivers as required by any law, regulation or listing standard;

               (y) Obtain from the Corporation’s independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;

               (z) Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters and (iii) the reporting to a member of the Committee of alleged violations of applicable law, the Corporation’s Code of Business Conduct and Ethics, or the Corporation’s related policies;

               (aa) Secure independent expert advice to the extent the Committee determines it to be necessary to carry out its duties, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;

               (bb) Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, and the performance of the internal audit function;

               (cc) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate; and

               (dd) Review and approve all related-party transactions.

          While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

          In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee should be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board), and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the Corporation’s independent auditors to the Corporation.

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